Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) dated as of March 17, 2023 (the “First Amendment Effective Date”) is entered into by and among PULSE BIOSCINECES, INC., a Delaware corporation (the “Borrower”) and ROBERT DUGGAN (the “Lender”).

W I T N E S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain Loan Agreement dated as of September 20, 2022 (as amended from time to time, the “Loan Agreement”).

WHEREAS, the parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

1.	Defined Terms; Recitals. Except as otherwise defined in this Amendment, terms defined in the Loan Agreement are used herein as defined therein.

2.

No Default; Representations and Warranties. The Borrower hereby represents and warrants that (a) no Event of Default or Default has occurred and is continuing or will result from this Amendment, and (b) after giving effect to this Amendment, all representations and warranties contained in the Loan Agreement and each other Loan Document are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

3.	Amendments to the Loan Agreement.

(a)	The following defined terms in Section 1.1 of the Loan Agreement are hereby added or amended and restated, as appropriate, as follows:

“Scheduled Maturity Date” means September 30, 2024.

4.	Conditions to Effectiveness. This Amendment shall be effective upon the satisfaction of each of the following conditions precedent on or before the date of this Amendment:

(a)

the Lender’s receipt of duly executed and delivered counterparts of this Amendment, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif ” via e-mail), properly executed by an officer of the Borrower, and in form and substance reasonably satisfactory to the Lender.

(b)

the representations and warranties contained in this Amendment and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).

(c)	no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

5.

Effect on Loan Documents; Ratification. The Borrower hereby (a) acknowledges and consents to this Amendment, and (b) confirms and agrees that the Loan Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date, all references in any such Loan Document to "the Loan Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. This Amendment does not and shall not affect any of the obligations of the Borrower, other than as expressly provided herein, including, without limitation, the Borrower’s obligations to repay the Term Loan in accordance with the terms of Loan Agreement or the obligations of the Borrower under any Loan Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

6.

No Novation; Entire Agreement. This Amendment evidences solely the amendment of certain specified terms and obligations of the Borrower under the Loan Agreement and is not a novation or, except as expressly contemplated hereunder, a discharge of any of the other obligations of the Borrower under the Loan Agreement. There are no other understandings, express or implied, among the Borrower and the Lender regarding the subject matter hereof or thereof.

7.	No Representations by the Lender. The Borrower hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by the Lender in entering into this Amendment.

8.

Further Assurances. The Borrower shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under applicable law or as the Lender may reasonably request, in order to effect the purposes of this Amendment.

9.

Choice of Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state without regards to the conflicts of laws principles thereof other than mandatory provisions of law.

10.

Fees and Expenses. The Borrower agrees to pay on demand all reasonable and documented fees and expenses incurred in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

11.

Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Amendment.

12.

Construction. This Amendment is a Loan Document. This Amendment and the Loan Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Amendment shall supersede and control the terms, provisions and conditions of the Loan Agreement.

13.	Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

[Signature Page Follows]

 IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.

BORROWER:

PULSE BIOSCIENCES, INC.

By:	/s/ Kevin Danahy
Name:	Kevin Danahy
Title:	Chief Executive Officer

LENDER:

/s/ Robert Duggan
ROBERT DUGGAN

[Signature Page to First Amendment to Loan Agreement]